UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 8, 2022

DATA443 RISK MITIGATION, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-30542	86-0914051
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4000 Park Drive, Suite 400 Research Triangle Park, North Carolina	27709
(Address of principal executive offices)	(Zip Code)

(919) 858-6542

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act Securities registered pursuant to Section 12(b) of the Act:

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	DEPARTUREOF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Nanuk Warman, Chief Financial Officer of Data443 Risk Mitigation, Inc. (the “Company”) provided notice that he is resigning from the Company, effective September 8, 2022. On September 8, 2022, the Board of Directors of the Company appointed Greg McCraw to serve as the Company’s Chief Financial Officer, effective immediately.

Mr. McCraw, 59, has over 25 years of experience helping businesses strengthen accounting and finance operations, addressing compliance challenges in highly regulated environments, and implementing accounting best practices. Mr. McCraw previously was Vice President of Finance for Light Wave Dental (d/b/a Gladwell Orthodontics) in Wake Forest, NC since January 2021, overseeing seven direct reports and controlling a budget of $17 million. From April 2011 until January 2021, Mr. McCraw was the Managing Director of FMAC Group, LLC of Wake Forest, a boutique accounting and finance consulting firm, advising Fortune clients in pharmaceutical, financial services, and private equity sectors on executing on regulatory and compliance solutions. Mr. McCraw is a certified public accountant and holds a bachelor of arts degree in accounting from North Carolina State University.

In connection with his appointment, Mr. McCraw will be entitled to an annual base salary in the amount of $180,000, and quarterly grants of restricted stock awards and incentive stock options in amounts equivalent to $45,000 and $35,000, respectively. Mr. McCraw will also be eligible to participate in the Company’s bonus plan, with Mr. McCraw’s eligible bonus payment to be based on achievement of certain performance objectives and goals.

There are currently no arrangements or understandings between Mr. McCraw and any other person pursuant to which Mr. McCraw was selected as an executive officer. There are no family relationships between Mr. McCraw and any director or other executive officer of the Company, or with any person nominated or chosen to become an officer or a director of the Company. The Company has had no transactions since the beginning of its last fiscal year, and has no transactions currently proposed, in which Mr. McCraw, or any member of his immediate family, has an interest requiring disclosure under Item 404(a) of Regulation S-K.

ITEM 7.01	REGULATION FD DISCLOSURE.

On September 8, 2022, the Company issued a press release (the “Press Release”) announcing the appointment of Mr. McCraw. The full text of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

The following Exhibits are furnished with this Report:

Exhibit No.	Exhibit Description

99.1	Press Release of Data443 Risk Mitigation, Inc., dated September 8, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

In accordance with Section 13 or 15(d) of the Exchange Act, our Company caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 8, 2022	DATA443 RISK MITIGATION, INC.

	By:	/s/ Jason Remillard
	Name:	Jason Remillard
	Title:	Chief Executive Officer